UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

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U.S. Well Services, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 Post Oak Boulevard
Suite 1800

Houston, TX 77056

(Address of principal executive offices)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	USWS	NASDAQ Capital Market
Warrants	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on June 24, 2021, U.S. Well Services, Inc. (the “Company”) entered into a Note Purchase Agreement (as amended, the “Purchase Agreement”), pursuant to which the Company issued and sold $103,000,000 in aggregate principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes that are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Class A Common Stock”) and a 16.0% Convertible Senior Secured (Third Lien) PIK Note in the principal amount of $22,500,000 that is convertible into a license agreement. The Purchase Agreement provides that, within 90 days of the Initial Equity Linked Notes Closing Date (as defined in the Purchase Agreement), the Company may issue and sell a specified amount of additional 16.0% Convertible Senior Secured (Third Lien) PIK Notes (the “Additional Notes”) to certain additional investors for cash or to participating holders of the Company’s Series A Preferred Stock.

On July 12, 2021 and July 13, 2021, the Company issued and sold Additional Notes in the aggregate principal amount of $6,000,000 under the Purchase Agreement to certain investors for cash (collectively, the “Additional Cash Notes”).

The Additional Cash Notes bear interest at the rate of 16.0% per annum. Accrued and unpaid interest is calculated on the Additional Cash Notes on the last day of each March, June, September and December, commencing September 30, 2021, and will be added on such date to the unpaid principal balance of the Additional Cash Notes (rounded up to the nearest $1.00). Subject to the conversion of the Additional Cash Notes, the entire outstanding and unpaid principal balance of the Additional Cash Notes, plus any accrued and unpaid interest thereon, will be due and payable on June 5, 2026 in shares of Class A Common Stock.

Each Additional Cash Note is convertible at the option of the holder of such note into a number of shares of Class A Common Stock equal to the principal amount of such Additional Cash Note then outstanding plus accrued and unpaid interest through the conversion date divided by the then applicable conversion price, which is equal to $1.25, subject to adjustment. Additionally, following the first anniversary of the date of the Purchase Agreement, and at any time in which there are no issued and outstanding shares of Series A Preferred Stock, if the twenty-day volume weighted average price of the Class A Common Stock is greater than $2.00 for ten trading days during any twenty consecutive trading day period, the Company may deliver a notice to the holder of an Additional Cash Note to convert such Additional Cash Note at the conversion price set forth above.

Item 3.02	Unregistered Sale of Equity Securities.

The information regarding the private placement of the Additional Cash Notes, and the Class A Common Stock issuable upon conversion thereof, pursuant to the Purchase Agreement set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of the Additional Cash Notes pursuant to the Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Well Services, Inc.

Dated: July 16, 2021	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer